-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                  FORM 8-A/A1

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   MCDONNELL DOUGLAS FINANCE CORPORATION
           (Exact name of Registrant as specified in its Charter)


          DELAWARE                                             95-2564584
  (State or other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)


4060 LAKEWOOD BOULEVARD, SIXTH FLOOR, LONG BEACH, CALIFORNIA       90808-1700
          (Address of  principal executive offices)                (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [x]

If this form relates to the registration of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
33-31419

      Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered

8.31% SERIES IX MEDIUM TERM NOTES DUE 2004        NEW YORK STOCK EXCHANGE

      Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE

Item 1 is hereby amended in its entirety to read as follows:

Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Notes" in the Registrant's Registration Statement on Form S-3 (Registration No. 33-31419), filed with the Securities and Exchange Commission, is incorporated herein by reference.

The form of prospectus dated August 19, 1994 filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

McDonnell Douglas Finance Corporation changed its name to Boeing Capital Corporation following the acquisition of its parent company, McDonnell Douglas Corporation, by The Boeing Company on August 1, 1997. Boeing Capital Corporation is the obligor of all debt securities previously issued under the name of McDonnell Douglas Finance Corporation.

Said description of the Registrant's securities has not been previously filed with the New York Stock Exchange, the exchange on which the Notes are to be listed, and therefore, shall be filed with copies of the application filed with such exchange, in accordance with the instructions in Item 1 of Form 8-A.

Item 2 is hereby amended in its entirety to read as follows:

Item 2.  Exhibits.

1. Restated Certificate of Incorporation, dated June 29, 1989, incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

2. Amendment to Certificate of Incorporation, dated August 11, 1997, incorporated herein by reference to Exhibit 3.1(i) to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

3. Bylaws, as amended to date, incorporated herein by reference to Exhibit
3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

4. Subordinated Indenture, dated as of June 15, 1988, between the Registrant and Bankers Trust Company of California, N.A., as Subordinated Indenture Trustee, incorporated herein by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (File No. 33-26674).

5. First Supplemental Subordinated Indenture, dated as of June 12, 1995, between the Registrant and Bankers Trust Company, as successor Trustee to Bankers Trust Company of California, N.A., incorporated herein by reference to Exhibit 4(d) to the Registrant's Registration Statement on Form S-3 (File No. 33-58989).

6. Form of Series IX Subordinated Medium Term Note, incorporated herein by reference to Exhibit 4(e) to the Registrant's Registration Statement on Form S-3 (File No. 33-31419).

                                SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date:  February 14, 2000                          BOEING CAPITAL CORPORATION


                                                  By: /s/ Steven W. Vogeding
                                                     --------------------------
                                                         Steven W. Vogeding
                                                         Vice-President




                                   II-3